Exhibit 99.1

Allied Nevada Board Approves the Reactivation of the Hycroft Mine

13 September 2007 Reno, Nevada- Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (AMEX & TSX: ANV) is pleased to announce that the Allied Nevada Board of Directors has approved the reactivation of the Company’s owned Hycroft Heap Leach Mine (“Hycroft”) located near Winnemucca, Nevada.

The Hycroft reactivation project involves reopening the Brimstone oxide open pit mine which has been on care and maintenance since 1998. This oxide open pit mine was in production from 1994 until 1998 when the entire Hycroft Mine was closed and put in care and maintenance due to low gold prices.

While in production the Brimstone deposit contributed 175,000 ounces of gold production to the Hycroft total production of approximately 1 million ounces of gold. The Brimstone Mine is expected to produce 375,000 ounces of gold over the next five years. Reflecting the excellent condition of the facilities at Hycroft, the capital cost required to attain this production is expected to be $26 million, of which $21 million is spent on pre-stripping and leach pad construction. Virtually all of the capital funds would be spent in 2008, with a target of achieving production in the fourth quarter of 2008. The critical constraints to achieve the gold production schedule include the timing of reclamation bond approval, the availability of a mining contractor to complete the prestrip, and the availability of a contractor to construct the leach pad. The Company has scheduled these activities to begin in May 2008, but it is possible that these activities can be completed sooner resulting in an earlier start of gold production. The Company plans to utilize outside funding sources to provide the necessary capital required to re-open the Hycroft Mine and has begun to review potential financing alternatives for the project. Current cash expenditures for the project are being provided from the Company’s funds.

To complement this production objective, as previously announced, the Company has commenced a 90,000 foot exploration drill program designed to upgrade and expand the oxide gold measured and indicated resource which currently stands at 52.7 million tons grading 0.019 ounces per ton (1).

The second and potentially more exciting goal of this drilling program is the evaluation of the underlying sulfide mineralization that is known to exist below both the Brimstone and Crowfoot Lewis open pit mines. Two diamond drill holes drilled in 1996 and earlier intercepted gold mineralized sulfides averaging 0.023 ounces per ton gold and 0.5 ounces per ton silver over intervals exceeding 500 feet in thickness. The Company’s deep drilling program is designed to validate the overall extent of the sulfide system, thereby allowing Allied Nevada to design a detailed drill program in order to define the size, continuity and economic value of the mineralization.

President and CEO Scott A. Caldwell said; “We believe that the Hycroft reactivation project has robust economics and low technical risk, and we anticipate that the project’s cash flow will support the advancement of our other Nevada projects. Management expects that the drill program currently underway at Hycroft will increase oxide ore reserves and extend the life of the oxide project. I am particularly excited about completing more deep holes and further defining the potential of the sulfide resource”.

About Allied Nevada Gold Corp.

Allied Nevada has a large exploration land position in Nevada, providing a strong platform from which to pursue growth opportunities. Allied has interests in nearly 220,000 acres of exploration and development properties in some of the most important gold mining trends in Nevada.

Allied Nevada is a newly-formed independent company engaged in the evaluation, acquisition, exploration and development of gold projects. Allied Nevada’s approach to gold projects will be to seek projects across the spectrum of our current exploration property portfolio which have the potential to become an economic mine. In addition, Allied Nevada’s management will look for opportunities to enhance the value of the Company’s interests in gold projects which are controlled by Allied Nevada’s business partners.

(1) Cautionary note to U.S. Investors concerning estimates of Measured and Indicated Resources: This press release uses the terms “measured resources” and “indicated resources”. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, including such things as future business strategy, plans for reactivation of the Hycroft mine including anticipated scheduling and production estimates, as well as estimated capital and other costs, technical risks associated with the Hycroft reactivation project, timing of reclamation bond approval, the availability of outside contractors including a mining contractor to complete the pre-strip, and availability of a contractor to construct the leach pad, results of exploration drilling programs currently underway at Hycroft, current estimates of gold oxide mineralized material, potential for upgrading and expanding oxide gold mineralized material and extension of life of the oxide project, results of evaluation of underlying sulfide mineralization at Hycroft, future gold prices, availability and timing of capital for financing the planned reactivation of the Hycroft Mine, anticipated cash flows if production is resumed, evaluation of growth potential in Allied Nevada’s exploration portfolio, competitive strengths, goals, expansion and growth of Allied Nevada’s business, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Allied Nevada to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks relating to Allied Nevada’s status as a newly formed independent company and its lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning estimates of mineralized material, to complete the pre-strip, and availability of a contractor to construct the leach pad, availability and timing of capital for financing the planned reactivation of the Hycroft Mine including uncertainty of being able to raise capital on favorable terms or at all, competition in the mining industry for personnel, capital and other requirements; and uncertainties relating to obtaining approvals and permits from environmental regulatory authorities including timing of required reclamation bond approval; as well as those factors discussed in Allied Nevada’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Although Allied Nevada has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Allied Nevada assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Material assumptions: The anticipated timing and cost of reactivation of the Hycroft Mine as well as the expected production from the mine are based on the following assumptions:

Capital cost estimates based on current cost estimates (July 2007) of construction and mining costs. These estimates were developed by independent consultants. Production estimates are based upon the actual gold recovery achieved on Brimstone ores. Ore tonnage estimates and gold grades are per the mine plans and production schedules developed by an independent consultant.

Management of Allied Nevada reviewed the detail and key assumptions of all third party work.

The preparation of the technical information contained in this press release was supervised by James M. Doyle a qualified person under Canada’s NI 43-101.

For further information on Allied Nevada, please contact Scott Caldwell or Hal Kirby at (775) 358-4455 or visit the Allied Nevada Website at www.alliednevada.com